SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                         Entry into Material Definitive Agreement.

Background
MAXXAM Inc. (the “Company”) has previously disclosed that on January 18, 2007, The Pacific Lumber Company, an indirect wholly owned subsidiary of the Company (“Palco”), and Palco’s subsidiaries, including Scotia Pacific Company LLC (“Scopac”), filed separate voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Palco, Scopac and Palco’s other subsidiaries are collectively referred to herein as the “Debtors.”

On the January 30, 2008 deadline established by the Bankruptcy Court, the Debtors filed an amended joint plan of reorganization (the “Joint Plan”) with the Bankruptcy Court.  That same day, Scopac alone, and Palco and its subsidiaries other than Scopac (collectively, the “Palco Debtors”) as a group, filed separate alternative stand-alone plans of reorganization (the “Alternative Plans”).  The Joint Plan and Alternative Plans were subsequently withdrawn.

Two other plans of reorganization were filed on the January 30, 2008 deadline.  The first was a plan (the “MRC/Marathon Plan”) proposed (and later amended) by Mendocino Redwood Company (“MRC”) and Palco’s principal creditor, Marathon Structured Finance Fund L.P. (“Marathon”).  The second was a plan (the “Noteholder Plan”) proposed (and later amended and modified) by the indenture trustee (the “Indenture Trustee”) on behalf of the holders (the “Timber Noteholders”) of Scopac’s $713.8 million principal amount (as of December 31, 2006) of Timber Collateralized Notes (the “Timber Notes”).  The MRC/Marathon Plan would reorganize and continue the businesses of the Debtors.  It also provides for virtually all of the creditor classes other than Marathon to receive substantial cash payments.  The Noteholder Plan effectively provides for an auction of Scopac’s timberlands to the highest bidder.  It does not address the Palco Debtors.  Both the MRC/Marathon Plan and the Noteholder Plan would result in the loss entirely of the Company’s indirect equity interests in Palco and Palco’s subsidiaries, including Scopac.

Recent Developments in the Bankruptcy Proceedings
On July 8, 2008, the Bankruptcy Court entered an order that, among other things, confirmed the MRC/Marathon Plan and denied confirmation of the Noteholder Plan (the “Confirmation Order”).  On July 9, 2008, the Indenture Trustee filed a notice of appeal and an emergency motion for a stay of the Confirmation Order pending appeal (the “Motion for Stay”).  Other entities, including Scopac and certain individual Timber Noteholders, also filed notices of appeal and joined in the Indenture Trustee’s Motion for Stay.  The Indenture Trustee also requested direct appeal of the Confirmation Order (the “Direct Appeal Request”) to the Fifth Circuit Court of Appeals (the “Fifth Circuit”).  On July 10-11, 2008, the Bankruptcy Court held an evidentiary hearing on the Motion for Stay and Direct Appeal Request.

The Company has previously described a Settlement Term Sheet (the “Settlement Term Sheet”) entered into on May 1, 1988 by MRC, Marathon, and the Company and certain of its affiliates, including the Palco Debtors.  See Note 1. “Reorganization Proceedings of Palco and its Subsidiaries–Execution of Settlement Term Sheet” to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (“Note 1”).  On July 11, 2008, the Bankruptcy Court entered an order approving the motion that had been filed seeking approval of the Settlement Term Sheet.

On July 15, 2008, the Bankruptcy Court (a) denied the Motion for Stay pending appeal, but delayed the finality of the Confirmation Order until July 25, 2008, to allow the Indenture Trustee to seek further relief from the Fifth Circuit, and (b) granted the Request for Direct Appeal.  The Bankruptcy Court also indicated in its ruling that (y) the appropriate amount of a bond for any stay pending appeal of the Confirmation Order is $176 million, and (z) such stay would also be conditioned on the Indenture Trustee agreeing to provide $25 million of debtor-in-possession financing to Scopac, $5 million of debtor-in-possession financing to Palco (to be subordinate to the Palco’s secured debt), a program pursuant to which Scopac would provide discounted logs to Palco, and a legal opinion that the debtor-in-possession facilities and the discount log program do not violate the terms of the Indenture governing the Timber Notes.

The ultimate outcomes of the anticipated appeal of the Confirmation Order and of the Bankruptcy Cases are impossible to predict, and there can be no assurance that the MRC/Marathon Plan will become effective.  As noted above, consummation of the MRC/Marathon Plan would result in the loss entirely of the Company’s indirect equity interest in Palco and Palco’s subsidiaries, including Scopac.

Agreement with the PBGC
The Company has previously disclosed that, under the Employee Retirement Income Security Act of 1974 (“ERISA”), if Palco’s pension plan (the “Palco Pension Plan”) were to be terminated under certain circumstances, the Company would be jointly and severally liable for any unfunded obligations with respect to the Palco Pension Plan (see Note 1).  The MRC/Marathon Plan includes a provision pursuant to which the Palco Pension Plan would be assumed by the entity (“Newco”) that would succeed the Debtors under the MRC/Marathon Plan.

On July 10, 2008, the Company and the Pension Benefit Guaranty Corporation (the “PBGC”) entered into an agreement (the “PBGC Agreement”) pursuant to which the Company essentially agreed, among other things, that should the PBGC elect to terminate the Palco Pension Plan in the future, the Company would continue to be liable for any unfunded obligations then outstanding with respect to the Palco Pension Plan.  If such a termination was to be initiated, the Company expects it would first take actions to assume sponsorship of the Palco Pension Plan in order to avoid such termination.

The PBGC Agreement terminates on the earliest of (i) the fifth anniversary of the effective date of the agreement, (ii) the date the Palco Pension Plan is assumed by the Company, (iii) the date the Palco Pension Plan is terminated under certain standard termination procedures set forth in ERISA, or (iv) the date the Palco Pension Plan is properly merged into another plan in accordance with ERISA and the Internal Revenue Code.

The PBGC Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                         Financial Statements and Exhibits.

(c)          Exhibits

10.1	Agreement dated July 10, 2008 between The Pension Benefit Guaranty Corporation and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: July 16, 2008	By:	/s/ M. Emily Madison
	Name:	M. Emily Madison
	Title:	Vice President, Finance

EXHIBIT INDEX
Exhibit Number	Description
10.1	Agreement dated July 10, 2008 between The Pension Benefit Guaranty Corporation and the Company

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